UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549
________________________

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 or 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of Report (date of earliest event reported)
April 04, 2023

Walmart Inc.
(Exact name of registrant as specified in its charter)

DE	001-06991	71-0415188
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification No.)

702 S.W. 8th Street
Bentonville, AR 72716-0215
(Address of Principal Executive Offices) (Zip code)

Registrant's telephone number, including area code
(479) 273-4000

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, par value $0.10 per share	WMT	NYSE
2.550% Notes Due 2026	WMT26	NYSE
Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 7.01. Regulation FD Disclosure.

On April 4, 2023, Walmart Inc., a Delaware corporation (the "Company"), issued the attached press release (the "Press Release") in connection with investment community meetings held on April 4-5, 2023. Walmart considers the forecasts in the Press Release to be “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995, as amended (the “Act”), that are intended to enjoy the protection of the safe harbor for forward-looking statements provided by the Act. These forward-looking statements are subject to certain risks, uncertainties and other factors.

In accordance with General Instruction B.2 of Form 8-K, the information in Item 7.01 of this Current Report on Form 8-K, including Exhibit 99.1 hereto, shall not be deemed “filed” for the purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”) or otherwise subject to the liabilities of that section. The information in Item 7.01 of this Current Report on Form 8-K shall not be incorporated by reference into any filing or other document pursuant to the Securities Act of 1933, as amended, or the Exchange Act, except as shall be expressly set forth by specific reference in such filing or document.

Item 9.01. Financial Statements and Exhibits.

(d)    Exhibits

The following documents are furnished as exhibits to this Current Report on Form 8-K:
99.1	Press Release
Exhibit 104	Cover Page Interactive Data File (formatted as Inline XBRL).

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.
Dated: April 4, 2023

WALMART INC.
By:	/s/ Gordon Y. Allison
Name:	Gordon Y. Allison
Title:	Senior Vice President, Office of the Corporate Secretary, and Chief Counsel for Finance and Governance